BYLAWS OF eZ BANCORP, INC.

                             A Michigan corporation

                                    ARTICLE I
                                     OFFICES

         1.1 REGISTERED OFFICE. The registered office of the corporation shall be located at the address specified in the Articles of Incorporation or at such other place as may be determined by the Board of Directors if notice thereof is filed with the State of Michigan.

         1.2 OTHER OFFICES. The business of the corporation may be transacted at such locations other than the registered office, within or outside the State of Michigan, as the Board of Directors may from time to time determine or as the business of the corporation may require.

                                   ARTICLE II
                                 CAPITAL SHARES

         2.1 SHARE CERTIFICATES. Certificates representing shares of the corporation shall be in such form as is approved by the Board of Directors. Certificates shall be signed in the name of the corporation by the Chairman of the Board of Directors, the President or a Vice President, and may also be signed by another officer of the corporation, and shall be sealed with the seal of the corporation, if one is adopted. If an officer who has signed a certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of issue.

         2.2 REPLACEMENT OF LOST OR DESTROYED CERTIFICATES. If a share certificate is lost or destroyed, no new certificate shall be issued in place thereof until the corporation has received such assurances, representations, warranties, or guarantees from the registered holder as the Board of Directors, in its sole discretion, deems advisable and until the corporation receives such indemnification against any claim that may be made on account of the lost or destroyed certificate, or the issuance of any new certificate in place thereof, including an indemnity bond in such amount and with such sureties, if any, as the Board of Directors, in its sole discretion, deems advisable. Any new certificate issued in place of any lost or destroyed certificate shall be plainly marked "duplicate" upon its face.

         2.3 TRANSFER OF SHARES; SHAREHOLDER RECORDS. Capital shares of the corporation shall be transferable only upon the books of the corporation. The old certificates shall be surrendered to the corporation by delivery to the person in charge of the transfer books of the corporation, or to such other person as the Board of Directors may designate, properly endorsed for transfer and the old certificates shall be cancelled before a new certificate is issued. The corporation shall keep records containing the names and addresses of all stockholders, the number, class, and series of shares held by each, and the date when they respectively became holders of record thereof at its registered office. The corporation shall be entitled to treat the person in whose name any share, right, or option is registered as the owner thereof for all purposes, including voting and dividends, and shall not be bound to recognize any equitable or other claim, regardless of any notice thereof, except as may be specifically required by the laws of the State of Michigan.

         2.4 RULES GOVERNING SHARE CERTIFICATES. The Board of Directors shall have the power and authority to make such rules and regulations as they may deem expedient concerning the issue, transfer, and registration of share certificates.

         2.5 RECORD DATE FOR SHARE RIGHTS. The Board of Directors may fix in advance a date not exceeding sixty (60) days preceding the date of payment of any dividend or other distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital shares



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shall go into effect, as a record date for the determination of the stockholders entitled to receive payment of any such dividend or other distribution, or any such allotment of rights, or to exercise rights with respect to any such change, conversion, or exchange of capital shares and, in such case, only stockholders of record on the date so fixed shall be entitled to receive payment of such dividend or other distribution, or allotment of rights, or exercise such rights, as the case may be, notwithstanding the transfer of any shares on the books of the corporation after such record date. If the Board of Directors shall fail to fix a record date, the record date for the purposes specified herein shall be the close of business on the date on which the resolution of the Board of Directors relating thereto is adopted.

         2.6 DIVIDENDS. The Board of Directors, in its discretion, may from time to time declare and direct payment of dividends or other distributions upon the corporation's outstanding shares out of funds legally available for such purposes which may be payable in cash or other property permitted by law.

         In addition to the declaration of dividends or other distributions provided in the preceding paragraph of this Section 2.6, the Board of Directors, in its discretion, may from time to time declare and direct payment of a dividend in shares of this corporation, upon its outstanding shares, in accordance with and subject to the provisions of the Business Corporation Act of Michigan.

         2.7 REDEMPTION OF CONTROL SHARES. Control shares acquired in a control share acquisition, with respect to which no acquiring person statement has been filed with the corporation, shall, at any time during the period ending 60 days after the last acquisition of control shares or the power to direct the exercise of voting power of control shares by the acquiring person, be subject to redemption by the Corporation. After an acquiring person statement has been filed with the Corporation and after the meeting at which the voting rights of the control shares acquired in a control shares acquisition are submitted to the stockholders, the shares shall be subject to redemption by the Corporation unless the shares are accorded full voting rights by the stockholders as provided in Section 798 of the Michigan Business Corporation Act. Redemptions of shares pursuant to this bylaw shall be at the fair value of the shares pursuant to procedures adopted by the Board of Directors of the Corporation.

         The terms "control shares", "control share acquisition", "acquiring person statement", "acquiring person" and "fair value" as used in this bylaw, shall have the meanings ascribed to them, respectively, in Chapter 7B (known as the Stacey, Bennett, and Randall Shareholder Equity Act) of the Michigan Business Corporation Act.

                                   ARTICLE III
                                  STOCKHOLDERS

         3.1 PLACE OF MEETINGS. Meetings of stockholders shall be held at the registered office of the corporation or at such other place, within or outside the State of Michigan, as may be determined from time to time by the Board of Directors; provided, however, that if a stockholders meeting is to be held at a place other than the registered office, the notice of the meeting shall designate such place.

         3.2 ANNUAL MEETING. Annual meetings of stockholders for election of directors and for such other business as may come before the meeting shall be held on the third Tuesday of April in each year, but if such day is a legal holiday, then the meeting shall be held on the first business day following, at such time as may be fixed by the Board of Directors, or at such other date and time within the four (4) months next succeeding the end of the corporation's fiscal year as may be designated by the Board of Directors and stated in the notice of the meeting. If the annual meeting is not held on the date specified, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.

         3.3 SPECIAL MEETINGS. Special meetings of stockholders may be called by the Chairman of the Board, the President, or the Secretary and shall be called by one of them pursuant to resolution therefor by the Board of Directors, or upon receipt of a request in writing, stating the purpose or purposes thereof, and signed by stockholders of record owning a majority of the issued and outstanding voting shares of the corporation.

         3.4 RECORD DATE FOR NOTICE AND VOTE. The Board of Directors may fix in advance a date not more than sixty (60) nor less than ten (10) days before the date of a stockholders meeting as the record date for the purpose of determining stockholders entitled to notice of and to vote at the meeting or adjournments thereof or to express

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consent  or to  dissent  from a  proposal  without  a  meeting.  If the Board of
Directors fails to fix a record date as provided in this Section 3.4, the record date for determination of stockholders entitled to notice of or to vote at a stockholders meeting shall be the close of business on the day on which notice is given or, if no notice is given, the day next preceding the day on which the meeting is held, and the record date for determining stockholders entitled to express consent or to dissent from a proposal without a meeting shall be the close of business on the day on which the resolution of the Board of Directors relating to the proposal is adopted.

         3.5 NOTICE OF MEETINGS. Written notice of the time, place, and purpose of any stockholders meeting shall be given to stockholders entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting. Such notice may be given either by delivery in person to stockholders or by mailing such notice to stockholders at their addresses as the same appear in the records of the corporation; provided, however, that attendance of a person at a stockholders meeting, in person or by proxy, constitutes a waiver of notice of the meeting, except when the shareholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         3.6 VOTING LISTS. The corporation's officer or the agent having charge of its share transfer books shall prepare and certify a complete list of the stockholders entitled to vote at a stockholders meeting or any adjournment thereof, which list shall be arranged alphabetically within each class and series and shall show the address of, and number of shares held by, each shareholder. The list shall be produced at the time and place of the stockholders meeting and be subject to inspection, but not copying, by any shareholder at any time during the meeting for the purpose of determining who is entitled to vote at the meeting. If for any reason the requirements with respect to the shareholder list specified in this Section 3.6 have not been complied with, any shareholder, either in person or by proxy, who in good faith challenges the existence of sufficient votes to carry any action at the meeting, may demand that the meeting be adjourned and the same shall be adjourned until the requirements are complied with; provided, however, that failure to comply with such requirements does not affect the validity of any action taken at the meeting before such demand is made.

         3.7 VOTING. Except as may be otherwise provided in the Articles of Incorporation, each shareholder entitled to vote at a stockholders meeting, or to express consent or dissent without a meeting, shall be entitled to one vote, in person or by written proxy, for each share entitled to vote held by such share holder; provided, however, that no proxy shall be voted after three (3) years from its date unless the proxy provides for a longer period. A vote may be cast either orally or in writing as announced or directed by the person presiding at the meeting prior to the taking of the vote. When an action other than the election of directors is to be taken by vote of the stockholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by the express provisions of the Michigan Business Corporation Act or the Articles of Incorporation. Except as otherwise expressly required by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at an election.

         3.8 QUORUM. Except as may be otherwise provided in the Articles of Incorporation, shares equaling a majority of all of the voting shares of the corporation issued and outstanding, represented in person or by proxy, shall constitute a quorum at a meeting. Meetings at which less than a quorum is represented may be adjourned by a vote of a majority of the shares present to a future date without further notice other than the announcement at such meeting and, when a quorum shall be present upon such adjourned date, any business may be transacted which might have been transacted at the meeting as originally called. Stockholders present in person or by proxy at any stockholders meeting may continue to do business until adjournment, notwithstanding the withdrawal of stockholders to leave less than a quorum.

         3.9 CONDUCT OF MEETINGS. The officer who is to preside at meetings of stockholders pursuant to Article V of these Bylaws, or his or her designee, shall determine the agenda and the order in which business shall be conducted unless the agenda and the order of business have been fixed by the Board of Directors. Such officer or designee shall call meetings of stockholders to order and shall preside unless otherwise determined by the affirmative vote of a majority of all the voting shares of the corporation issued and outstanding. The secretary of the corporation shall act as secretary of all meetings of stockholders, but in the absence of the secretary at any

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stockholders  meeting,  or his or her  inability or refusal to act as secretary, the presiding officer may appoint any person to act as secretary of the meeting.

         3.10 INSPECTOR OF ELECTIONS. The Board of Directors may, in advance of a stockholders meeting, appoint one or more inspectors to act at the meeting or any adjournment thereof. In the event inspectors are not so appointed, or an appointed inspector fails to appear or act, the person presiding at the stockholders meeting may, and on request of a shareholder entitled to vote thereat, shall, appoint one or more persons to fill such vacancy or vacancies or to act as inspector. The inspector(s) shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine challenges and questions arising in connection with the right to vote, count, and tabulate votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all share holders.

                                   ARTICLE IV
                                    DIRECTORS

         4.1 BOARD OF DIRECTORS. Except as may otherwise be provided in the Articles of Incorporation or these Bylaws, the business and affairs of the corporation shall be managed by a Board of Directors. The Board of Directors shall consist of that number of directors specified in compliance with Article IX of the Articles of Incorporation. The Board of Directors shall be divided into three (3) classes, each class to be as nearly equal in number as possible. The term of office of directors of the first class shall expire at the annual meeting of stockholders to be held in 2002 and until their respective successors are duly elected and qualified or their resignation or removal. The term of office of directors of the second class shall expire at the annual meeting of stockholders to be held in 2003 and until their respective successors are duly elected and qualified or their resignation or removal. The term of office of directors of the third class shall expire at the annual meeting of stockholders to be held in 2004 and until their resignation or removal. Subject to the foregoing, at each annual meeting of stockholders, commencing at the annual meeting to be held in 2002, a number of directors equal to the number of the class whose term expires at the time of the meeting shall be elected to hold office until the third succeeding annual meeting. Directors shall serve until their respective terms expire and their successors are elected and qualified or until their earlier resignation or removal.

         4.2 RESIGNATION AND REMOVAL. A director may resign by written notice to the corporation, which resignation is effective upon its receipt by the corporation or at a subsequent time as set forth in the notice.

         Notwithstanding any other provisions of these Bylaws or the Articles of Incorporation of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law or by these Bylaws or by the Articles of Incorporation of the Corporation), any one or more directors of the Corporation may be removed at any time, with or without cause, but only by either (i) the affirmative vote of a majority of the Continuing Directors (as defined in the Articles of Incorporation of the Corporation) and at least eighty percent (80%) of the Board of Directors or (ii) the affirmative vote, at a meeting of the stockholders called for that purpose, of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class.

         4.3 VACANCIES AND INCREASE IN NUMBER. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by an affirmative vote of a majority of the Continuing Directors (as defined in the Articles of Incorporation of the Corporation) and an eighty percent (80%) majority of all of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which the director was chosen and until his successor shall be duly elected and qualified or his resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

         4.4 PLACE OF MEETINGS AND RECORDS. The directors shall hold their meetings and maintain the minutes of the proceedings of meetings of stockholders, the Board of Directors, and committees of the Board of Directors, if

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any, and keep the books and records of account for the corporation in such place or places, within or outside the State of Michigan, as the Board of Directors may from time to time determine.

     4.5 ANNUAL MEETINGS. The annual meeting of the Board of Directors shall be held, without notice other than this Section 4.5, at the same place and immediately after the annual stockholders meeting. If such meeting is not so held, whether because a quorum is not present or for any other reason, or if the directors were elected by written consent without a meeting, the annual meeting of the Board of Directors shall be called in the same manner as hereinafter provided for special meetings of the Board of Directors.

     4.6 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board. Any notice given of a regular meeting need not specify the business to be transacted or the purpose of the meeting.

     4.7 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the president and shall be called by one of them on the written request of any five (5) directors, upon at least two (2) days written notice to each director, or twenty-four (24) hours notice, given personally or by telephone or telegram. The notice does not need to specify the business to be transacted or the purpose of the special meeting. Attendance of a director at a special meeting constitutes a waiver of notice of the meeting, except where a director attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

     4.8 QUORUM AND VOTE. A majority of the members of the Board then in office constitutes a quorum for the transaction of business and the vote of a majority of the members present at any meeting at which a quorum is present constitutes the action of the Board of Directors, unless the vote of a larger number is specifically required by the Articles of Incorporation or these Bylaws. If a quorum is not present, the members present may adjourn the meeting from time to time and to another place, without notice other than announcement at the meeting, until a quorum is present.

     4.9 ACTION WITHOUT A MEETING. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if, before or after the action, all members of the Board of Directors, then in office, or such committee, consent thereto in writing. The written consent shall be filed with the minutes of the proceedings of the Board of Directors or committee and the consent shall have the same effect as a vote of the Board of Directors or committee for all purposes.

     4.10 REPORT TO STOCKHOLDERS. The Board of Directors shall cause a financial report of the corporation for the preceding fiscal year to be made and distributed to each shareholder within four months after the end of each fiscal year. The report shall include the corporation's statement of income, its year-end balance sheet, and, if prepared by the corporation, its statement of source and application of funds.

     4.11 CORPORATE SEAL. The Board of Directors may authorize a suitable corporate seal, which seal shall be kept in the custody of the Secretary and used by the Secretary.

     4.12 COMPENSATION OF DIRECTORS. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at meetings of the Board or of any committee of which they are a member. In addition thereto or in lieu thereof, as determined by resolution of the Board of Directors, a director may be paid a fixed sum for attendance at each meeting of the Board, or of a committee thereof, or may be paid a stated salary for serving as a director as well as an additional stated salary for serving on any committee of the Board.

     4.13 COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate an executive committee consisting of one or more of the directors of the corporation. At all meetings of the executive committee, a majority of the members of the committee shall constitute a quorum and the act of a majority of the members present at any executive committee meeting at which there is a quorum present shall be the act of the executive committee. The executive committee, to the extent provided in said resolution or in these

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Bylaws,  shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. The Board may designate one or more other committees which shall have such powers and duties as may be determined by the Board. All committees shall keep regular minutes of their proceedings and report to the Board when required. No committee shall have the power or authority to amend the Articles of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease, or exchange of all or substantially all of the corporation's property and assets, recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, fill vacancies in the Board of Directors, fix compensation of the directors for serving on the Board or on a committee, amend these Bylaws, or declare a dividend or authorize the issuance of shares unless the power to declare a dividend or to authorize the issuance of shares is granted to such committee by specific resolution of the Board of Directors.

         4.14 MEETING PARTICIPATION BY USE OF COMMUNICATION EQUIPMENT. Members of the Board of Directors, or of any committee designated by the Board, may participate in a meeting of the Board or committee, as the case may be, by using a conference telephone or similar communications equipment by means of which all persons participating in the meeting can communicate with each other. Participation in a meeting pursuant to this Section 4.14 shall constitute presence at the meeting.

                                    ARTICLE V
                                    OFFICERS

     5.1 OFFICERS. The officers of the corporation shall be a president, a treasurer, and a secretary, all of whom shall be elected by the Board of Directors. In addition, the Board of Directors may elect a chairman and one or more vice presidents who shall also be officers of the corporation if elected. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. None of the officers of the corporation, other than the chairman, need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual stockholders meeting. Any two (2) or more offices may be held by the same person, but an officer shall not execute, acknowledge, or verify any instrument in more than one capacity if the instrument is required by law to be executed, acknowledged, or verified by two (2) or more officers.

     5.2 OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The Board may, by specific resolution, empower the chairman, the president, or the executive committee, if such a committee has been designated by the Board, to appoint such subordinate officers or agents and to determine their powers and duties.

     5.3 REMOVAL. The chairman, president, any vice president, secretary, and treasurer may be removed at any time, with or without cause, but only by the affirmative vote of a majority of the whole Board of Directors. Any assistant secretary or assistant treasurer, or subordinate officer or agent appointed pursuant to Section 5.2, may be removed at any time, with or without cause, by action of the Board of Directors or by the committee or officer, if any, empowered to appoint such assistant secretary or assistant treasurer or subordinate officer or agent.

     5.4 COMPENSATION OF OFFICERS. Compensation of officers for services rendered to the corporation shall be established by the Board of Directors.

     5.5 CHAIRMAN. The Chairman of the Board of Directors, if one be elected, shall be elected by the directors from among the directors then serving. The Chairman of the Board shall preside at all meetings of the stockholders and at all meetings of the Board of Directors and shall perform such other duties as may be determined by resolution of the Board of Directors including, if the Board shall so determine, acting as the chief executive officer of the corporation, in which case the Chairman shall have general supervision, direction, and control of the business of the corporation and shall have the general powers and duties of management usually vested in or incident to the office of the chief executive officer of a corporation.
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         5.6  PRESIDENT.   Unless  the  Board  shall  determine  otherwise,  the
President shall be the chief executive officer as well as the chief operating officer of the corporation and shall have general supervision, direction, and
control  of  the  business  of  the   corporation   as  well  as  the  duty  and
responsibility to implement and accomplish the objectives of the corporation. In the absence or nonelection of a chairman, the President shall preside at all meetings of stockholders and at all meetings of the Board of Directors. The
President shall perform such other duties as may be assigned by the Board of Directors.

         5.7 VICE PRESIDENTS. Each vice president shall have such power and shall perform such duties as may be assigned by the Board of Directors and may be designated by such special titles as the Board of Directors shall approve.

         5.8 TREASURER. In general, the treasurer shall perform all duties incident to the office of treasurer and such other duties as may be assigned by the Board of Directors.

         5.9 SECRETARY. The secretary shall give or cause to be given notice of all meetings of stockholders and directors and all other notices required by law or by these Bylaws; provided, however, that in the case of the secretary's absence, or refusal or neglect to do so, any such notice may be given by any person so directed by the chief executive officer or by the directors, or by the stockholders upon whose requisition the meeting is called, as provided in these Bylaws. The secretary shall record all the proceedings of meetings of stockholders and of the directors in one or more books provided for that purpose and shall perform all duties incident to the office of secretary and such other duties as may be assigned by the Board of Directors.

         5.10 ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant treasurers and assistant secretaries, if any shall be appointed, shall have such powers and shall perform such duties as shall be assigned to them by the Board of Directors or by the officer or committee who shall have appointed such assistant treasurer or assistant secretary.

         5.11 BONDS. If the Board of Directors shall require, the treasurer, any assistant treasurer, or any other officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of his or her respective duties and offices.

                                   ARTICLE VI
                     CONTRACTS, LOANS, CHECKS, AND DEPOSITS

         6.1 CONTRACTS. The Board of Directors may authorize any officer, or officers, or agent, or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation and such authority may be general or confined to specific instances.

         6.2 LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

         6.3 CHECKS. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer, or officers, or agent, or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         6.4 DEPOSITS. All funds of the corporation, not otherwise employed, shall be deposited to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

                                   ARTICLE VII
                                  MISCELLANEOUS

     7.1 FISCAL YEAR. The fiscal year of this corporation shall be fixed by resolution of the Board of Directors.

     7.2 NOTICES. Whenever any written notice is required to be given under the provisions of any law, the Articles of Incorporation, or by these Bylaws, it shall not be construed or interpreted to mean personal notice, unless expressly so stated, and any notice so required shall be deemed to be sufficient if given in writing by mail, by depositing the same in a Post Office box, postage prepaid, addressed to the person entitled thereto at his or her address as it appears in the records of the corporation. Such notice shall be deemed to have been given at the time and on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings, except as otherwise provided by law or these Bylaws.

     7.3 WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of any law, the Articles of Incorporation, or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     7.4 VOTING OF SECURITIES. Securities of another corporation, foreign or domestic, standing in the name of this corporation, which are entitled to vote may be voted, in person or by proxy, by the chairman or the president of this corporation or by such other or additional persons as may be designated by the Board of Directors.

     7.5 INCONSISTENCIES WITH ARTICLES OF INCORPORATION. In the event of any inconsistency between any provision of these Bylaws and any provision of the corporation's Articles of Incorporation, the Articles of Incorporation shall control.

                                  ARTICLE VIII
                                 INDEMNIFICATION

     Indemnification of directors, officers and others shall be made by the corporation as provided in the Articles of Incorporation.

                                   ARTICLE IX
                                   AMENDMENTS

     These Bylaws may be amended or repealed or new Bylaws adopted by a majority vote of the Board of Directors at any regular or special meeting, without prior notice of intent to do so, or by vote of the holders of a majority of the outstanding voting shares of the corporation at any annual or special meeting if notice of the proposed amendment, repeal, or adoption is contained in the notice of the meeting.

     I, C. Wayne Weaver, CERTIFY that:

     (1) I am the duly constituted Secretary of eZ Bancorp, Inc., and as such officer am the official custodian of its records;

     (2) The foregoing bylaws are the Bylaws of eZ Bancorp, Inc., a Michigan corporation, and all of them, as now lawfully in force and effect.


     IN TESTIMONY WHEREOF, I have here unto affixed my official signature and seal of the said corporation, in the city of Grand Rapids, Michigan, on this 7th day of November, 2000.


                                                /s/ C. Wayne Weaver
                                                --------------------------------
                                                C. Wayne Weaver
                                                Secretary